As filed with the Securities and Exchange Commission on December 31, 1997
                                                     Registration No.  333-40499
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________
                         POST-EFFECTIVE AMENDMENT NO. 1
                            TO FORM S-4 ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                                  FISERV, INC.
             (Exact name of Registrant as specified in its charter)

        WISCONSIN                          7374                     39-1506125
(State or jurisdiction of      (Primary standard industrial     (I.R.S. employer
incorporation or organization)  classification code number)     identification number)

                                255 FISERV DRIVE
                          BROOKFIELD, WISCONSIN  53045
                                 (414) 879-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               KENNETH R. JENSEN
                        SENIOR EXECUTIVE VICE PRESIDENT
                                  FISERV, INC.
                                255 FISERV DRIVE
                          BROOKFIELD, WISCONSIN  53045
                                 (414) 879-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________
                                   Copies to:
                            Charles W. Sprague, Esq.
                                  Fiserv, Inc.
                                255 Fiserv Drive
                             Brookfield, WI  53045
                                 (414) 879-5000
                              Fax: (414) 879-5532

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this post-effective amendment.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.          [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.          [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.         [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.         [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.          [_]

                                  PROSPECTUS
                                 ------------

                                 FISERV, INC.

                        249,037 SHARES OF COMMON STOCK
                               ($0.01 PAR VALUE)
                                ---------------

     This Prospectus relates to shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of Fiserv, Inc., a Wisconsin corporation ("Fiserv" or the "Company"), held by and to be offered and sold from time to time by the holders (each a "Selling Stockholder") that were issued in connection with the acquisition of Hanifen Holdings, Inc. by Fiserv. Each of the Selling Stockholders is an affiliate of Hanifen Holdings, Inc. The Shares may be offered for sale by each Selling Stockholder from time to time in varying amounts and at prices and on terms to be determined at the time of a sale or sales and to be set forth in a Supplement or Supplements to this Prospectus (each a "Prospectus Supplement"). The Company has been advised that the Shares may be sold through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. To the extent required, the number of Shares to be sold, the purchase price, the name of any broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such broker-dealers with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to broker-dealers and other expenses of the offering and sale of the Shares. See "Plan of Distribution." The Company knows of no selling arrangement between any broker-dealer and any Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares but will bear certain of the expenses thereof. See "Plan of Distribution."

     The shares of the Company's Common Stock are traded in the over-the-counter market on the Nasdaq National Market under the symbol FISV. The closing price for the Common Stock on December 29, 1997, was $48.625.

     The Selling Stockholders and any broker-dealers that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under such Act. The Company has agreed to indemnify the Selling Stockholder against certain liabilities that may be incurred in connection with the sale of Shares under this Prospectus. See "Plan of Distribution."

                             --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSIONS OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                               ____________, 1997

                             AVAILABLE INFORMATION

     Fiserv is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Fiserv with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and the Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Shares of Fiserv Common Stock are traded on the NASDAQ National Market ("NASDAQ"). The Commission also maintains a website on the internet that contains information regarding registrants (including Fiserv) that file electronically with the Commission at http://www.sec.gov. Such reports, proxy statements and other information can also be inspected and copied at the offices of the NASDAQ National Market, 1735 K Street, N.W., Washington, D.C. 20006.

     Fiserv has filed with the Commission the Registration Statement under the Securities Act on Form S-3 with respect to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to the Shares, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed as part thereof, are available for inspection and copying at the Commission's offices as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Fiserv (File No. 0-14948) with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (1) Fiserv's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on February 18, 1997.

     (2) Fiserv's Current Report on Form 8-K dated March 3, 1997, filed with the Commission on March 3, 1997.

     (3) Fiserv's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on April 22, 1997.

     (4) Fiserv's Current Report on Form 8-K dated June 13, 1997, as amended by Form 8 dated June 25, 1997, filed with the Commission on June 13, 1997, and June 25, 1997, respectively.

     (5) Fiserv's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on July 22, 1997.

     (6) Fiserv's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission on October 21, 1997.

     (7) Fiserv's Current Report on Form 8-K dated October 22, 1997, filed with the Commission on October 24, 1997.

     (8) Fiserv's Current Report on Form 8-K dated December 22, 1997, filed with the Commission on December 22, 1997.


     All documents and reports subsequently filed with the Commission by Fiserv pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO FISERV, INC., 255 FISERV DRIVE, BROOKFIELD, WISCONSIN 53045 (TELEPHONE NUMBER 414-879-
5000), ATTENTION: CHARLES W. SPRAGUE, SECRETARY.

                                 FISERV, INC.

          Fiserv's principal executive offices are located at 255 Fiserv Drive, Brookfield, Wisconsin 53045. Its telephone number is (414) 879-5000.

          The Common Stock being sold under this Prospectus was acquired by certain affiliates of Hanifen Holdings, Inc. in connection with the acquisition of Hanifen Holdings, Inc. by Fiserv on December 29, 1997.

          Fiserv will receive no proceeds from the sale of stock under this Prospectus.

          The date of this Prospectus is January __, 1998.


                      DESCRIPTION OF FISERV COMMON STOCK

          The holders of Fiserv Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Holders of Fiserv Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of Fiserv out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Fiserv, holders of Fiserv Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Fiserv Common Stock have no preemptive rights to subscribe for unissued shares of capital stock of Fiserv. There are no cumulative voting rights with respect to the Fiserv Common Stock, with the result that holders of a majority of the Fiserv Common Stock may elect all Fiserv's directors.

          As of November 12, 1997, there were approximately 30,000 holders of record of Fiserv Common Stock.

          Fiserv has appointed Firstar Trust Company, Milwaukee, Wisconsin, as transfer agent and registrar for the Fiserv Common Stock.


                             SELLING STOCKHOLDERS

          The Selling Stockholders are Gary J. Wilson, John M. French, Donald Salcito, and Walter F. Imhoff. The Shares were acquired by the Selling Stockholders pursuant to that certain Agreement and Plan of Merger dated September 30, 1997, by and among the Company, Fiserv Clearing, Inc., wholly-owned subsidiary of the Company, and Hanifen Holdings, Inc.(the "Agreement") pursuant to which Hanifen Holdings was merged into Fiserv Clearing (the "Merger").

          The following table sets forth the number of Shares held by each of the Selling Stockholders as of the date of this Prospectus:

          Name of Selling Stockholder         Number of Shares
          ---------------------------         ----------------
          Gary J. Wilson                           106,433
          John M. French                            27,085
          Donald Salcito                            14,928
          Walter F. Imhoff                         100,591
                                                   -------
                                                   249,037
                                                   =======

          The Company has agreed to register the resale by the Selling Stockholders for a period of two years after the effective date of the Merger (the "Effective Date") with respect to the Shares received by the Selling Stockholders pursuant to the Merger.

          Under the Merger Agreement, the Company and Fiserv Clearing have agreed that they will not alter the rights of any person who has a right to indemnification from Hanifen Holdings or Hanifen Imhoff Clearing Corp., a wholly-owned subsidiary of Hanifen Holdings ("Clearing") pursuant to the Articles of Incorporation or Bylaws of Hanifen Holdings or Clearing, as applicable, in effect on the date of the Agreement. In addition, the Company and Fiserv Clearing agreed to be bound by all determinations made by the Board of Directors of both Hanifen Holdings and Clearing prior to the closing of the Merger, subject to the limitations on indemnification set forth in the Articles of Incorporation and Bylaws of Hanifen Holdings and Clearing. Fiserv Clearing agreed to assume the obligations of Hanifen Holdings to provide indemnification to such persons as if such persons were directors of Fiserv Clearing. The Company and Fiserv Clearing also agreed that, to the extent reasonably possible, they would obtain coverage for such persons under their directors and officers' insurance policy or policies. If the scope of indemnity to which such persons are entitled under the Articles of Incorporation or Bylaws of Hanifen Holdings and Clearing is more beneficial than the right of indemnification provided by Fiserv Clearing, the indemnification obligation of Fiserv Clearing will be expanded to provide such persons with the maximum indemnification rights provided by the Articles of Incorporation or Bylaws of Hanifen Holdings or Clearing. The Selling Stockholders have not had any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates other than as described above.


                             PLAN OF DISTRIBUTION

          All of the Shares offered by this Prospectus are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares.

          Any or all of the Shares offered hereby by the Selling Stockholders may be offered and sold to purchasers directly by or on behalf of the Selling Stockholders from time to time in the over-the-counter market, in privately negotiated transactions, or otherwise at prices prevailing in such market or as may be negotiated at the time of the sale. The Shares may also be publicly offered through underwriters, dealers or agents. In such event the Selling Stockholders may enter into agreements with respect to any such offering. Such underwriters, dealers or agents may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares. The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers and agents may engage in transactions with, and perform services for, the Company. At the time a particular offer of Shares is made by the Selling Stockholders to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of Shares being offered, and the terms of the offering, including the public offering price of the Shares, the name or names of any underwriters, dealer or agents, any underwriting discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Stockholders, any discounts, commissions or concessions allowed or reallowed or paid to dealers and, if applicable, the purchase price to be paid by any underwriter for the Shares purchased from such Selling Stockholder.

          In order to comply with the securities laws of certain states, sales of Shares offered hereby to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of Shares offered hereby must also be made by the Selling Stockholders in compliance with other applicable state securities laws and regulations.

          Certain expenses in connection with the distribution of the Shares, including registration and filing fees, printing expenses, fees and disbursements of the Company's counsel and fees and expenses of any accountants, will be borne by the Company. The Selling Stockholders will pay any brokerage discounts, commissions or fees, any fees and disbursements of its counsel and any other expenses attributable to the distribution of the Shares.


                                 LEGAL MATTERS

          The legality of the issuance of the Fiserv Common Stock being offered hereby has been passed upon by Charles W. Sprague, General Counsel of Fiserv. Mr. Sprague beneficially owns 27,461 shares of Fiserv Common Stock, which number includes vested but unexercised stock options.

                                    EXPERTS

          The consolidated financial statements of Fiserv, Inc. and subsidiaries, except BHC Financial, Inc. and subsidiaries, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference from Fiserv, Inc.'s Current Report on Form 8-K dated October 22, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. The financial statements of BHC Financial, Inc. and subsidiaries (consolidated with those of Fiserv, Inc.) have been audited by Coopers & Lybrand L.L.P. as stated in their report on Form 10-K dated February 14, 1997, except for Note 12 of the Consolidated Financial Statements as to which the date is March 3, 1997. Such financial statements of Fiserv, Inc. and its consolidated subsidiaries are incorporated by reference, and have been so incorporated in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FISERV, INC. ("FISERV"). THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROSPECTUS BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FISERV SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information                                         Inside Front Cover

Incorporation of Certain Documents by Reference               Inside Front Cover

Fiserv, Inc.                                                                  1

Description of Common Stock                                                   1

Selling Stockholders                                                          1

Plan of Distribution                                                          2

Legal Matters                                                                 3

Experts                                                                       3

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The Registrant estimates that its expenses in connection with the distribution of the securities to be registered, other than underwriting discounts and commissions, will be as follows:

Printing and Filing Costs    $ 5,000
Legal Costs and Expenses     $ 5,000
Accounting Fees              $ 2,500
                             -------
  Total                      $12,500
                             =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          In general, the Wisconsin Business Corporation Law provides that a corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of actions arising in connection with their service as directors and officers of the corporation. In other cases, the Wisconsin statute provides that the corporation shall indemnify a director or officer against liability unless the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct. In addition, the corporation may reimburse a director or officer for his expenses in defending against actions as they are incurred upon the director's or officer's written request accompanied by a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the corporation and a written undertaking to repay amounts advanced if it is ultimately determined that indemnification is not required under the Wisconsin Business Corporation Law. A court of law may order that the corporation provide indemnification to a director or officer if it finds that the director or officer is entitled thereto under the applicable statutory provision or is fairly and reasonably entitled thereto in view of all the relevant circumstances, whether or not such indemnification is required under the applicable statutory provision.

          The Wisconsin Business Corporation Law specifies various procedures pursuant to which a director or officer may establish his right to indemnification.

          Provided that it is not determined by or on behalf of the corporation that the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct, its articles of incorporation or bylaws, by written agreement, by resolution of its board of directors or by a vote of the holders of a majority of its outstanding shares.

          The Registrant's Bylaws provide for indemnification and advancement of expenses of directors and officers to the fullest extent provided by the Wisconsin Business Corporation Law. This provision is not exclusive of any other rights to indemnification or the advancement of expenses to which a director or officer may be entitled to under any written agreement, resolution of directors, vote of stockholders, by law or otherwise.

ITEM 16.  EXHIBITS.

Exhibit  Description
--------------------------------------------------------------------------------
2. Agreement and Plan of Merger dated as of September 30, 1997 among Fiserv, Inc, Fiserv Clearing, Inc. and Hanifen, Imhoff Holdings, Inc. (Attached as Appendix A to the Prospectus included in this Registration Statement.)(Schedules to such agreement are not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 604(b)(2) of Regulation S-X.)

4.1 Restated Articles of Incorporation (filed as Exhibit 3.1 to Fiserv's Registration Statement on Form S-4, File No. 333-23349, and incorporated herein by reference).

4.2 By-laws, (filed as Exhibit 3.2 to Fiserv's Registration Statement on Form S-4, File No. 33-62870, and incorporated herein by reference).

4.3 Credit Agreement dated as of May 17, 1995 among Fiserv, Inc., the Lenders Party Thereto, First Bank National Association, as Co-Agent, and The Bank of New York, as Agent. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.)

4.4 Note Purchase Agreement dated as of March 15, 1991, as amended, among Fiserv, Inc., Aid Association for Lutherans, Northwestern National Life Insurance Company, Northern Life Insurance Company and the North Atlantic Life Insurance Company of America. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to
          Item 601(b)(4)(iii)(A) of Regulation S-K.)

4.5 Note Purchase Agreement dated as of April 30, 1990, as amended, among Fiserv, Inc. and Teachers Insurance and Annuity Association of America. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.)

4.6 Note Purchase Agreement dated as of May 17, 1995 among Fiserv, Inc., Teachers Insurance Annuity Association of America, Massachusetts Mutual Life Insurance Company and Aid Association for Lutherans. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.)

5.        Opinion of Charles W. Sprague.  (Previously filed)

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Consent of Charles W. Sprague.

24.       Powers of Attorney.  (Previously filed)

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represented a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration through the date of responding to the request.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on the 31st day of December, 1997.

                                  FISERV, INC.

                                    By /s/ Kenneth R. Jensen
                                       ---------------------
                                       Kenneth R. Jensen,
                                       Senior Executive Vice  President
                                       and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

          *
-------------------------  Chairman of the Board and Director          December 31, 1997
(George D. Dalton)         (Principal Executive Officer)

          *
-------------------------  Vice Chairman, President and Director       December 31, 1997
(Leslie M. Muma)

          *
-------------------------  Senior Executive Vice President, Treasurer  December 31, 1997
(Kenneth R. Jensen)        and Director (Principal Financial and
                           Accounting Officer)

          *
-------------------------  Vice Chairman, President -                  December 31, 1997
(Donald F. Dillon)         Information Technology, Inc. and
                           Director

          *
-------------------------  Director                                    December 31, 1997
(Gerald J. Levy)

          *
-------------------------  Director                                    December 31, 1997
(L. William Seidman)

          *
-------------------------  Director                                    December 31, 1997
(Thekla R. Shackelford)

          *
-------------------------  Director                                    December 31, 1997
(Roland D. Sullivan)

*By:/s/ Kenneth R. Jensen
    ---------------------
  (Kenneth R. Jensen, individually and as attorney-in-fact for the persons indicated)

ITEM 16.  EXHIBITS.

Exhibit  Description
--------------------------------------------------------------------------------
2. Agreement and Plan of Merger dated as of September 30, 1997 among Fiserv, Inc., Fiserv Clearing, Inc. and Hanifen, Imhoff Holdings, Inc. (Attached as Appendix A to the Prospectus included in this Registration Statement.)(Schedules to such agreement are not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 604(b)(2) of Regulation S-X.)

4.1 Restated Articles of Incorporation (filed as Exhibit 3.1 to Fiserv's Registration Statement on Form S-4, File No. 333-23349, and incorporated herein by reference).

4.2 By-laws, (filed as Exhibit 3.2 to Fiserv's Registration Statement on Form S-4, File No. 33-62870, and incorporated herein by reference).

4.3 Credit Agreement dated as of May 17, 1995 among Fiserv, Inc., the Lenders Party Thereto, First Bank National Association, as Co-Agent, and The Bank of New York, as Agent. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.)

4.4 Note Purchase Agreement dated as of March 15, 1991, as amended, among Fiserv, Inc., Aid Association for Lutherans, Northwestern National Life Insurance Company, Northern Life Insurance Company and the North Atlantic Life Insurance Company of America. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to
          Item 601(b)(4)(iii)(A) of Regulation S-K.)

4.5 Note Purchase Agreement dated as of April 30, 1990, as amended, among Fiserv, Inc. and Teachers Insurance and Annuity Association of America. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.)

4.6 Note Purchase Agreement dated as of May 17, 1995 among Fiserv, Inc., Teachers Insurance Annuity Association of America, Massachusetts Mutual Life Insurance Company and Aid Association for Lutherans. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.)

5.        Opinion of Charles W. Sprague.  (Previously filed.)

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Consent of Charles W. Sprague.

24.       Powers of Attorney.  (Previously filed)